UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2009

YATINOO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-149995	20-8066540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

510 Turnpike Street, Suite 103 North Andover, MA 01845
(Address of principal executive offices)

Registrant’s telephone number, including area code: (978) 222-9813

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

1.           Trading Activity

As of March 19, 2009, the Board of Directors of Yatinoo, Inc. (the “Company”) unanimously authorized and directed its transfer agent to cancel an aggregate of 4,530,000 shares, or 15% of the 30,000,000 issued and outstanding shares.  The shares were held by five shareholders affiliated with three German consultants whose agreements had previously been terminated by the Company.  The terminations resulted from the Company learning that they or their affiliates were under investigation by German authorities for possible stock manipulations at the same time that the U.S. Securities and Exchange Commission suspended trading in the Company’s securities.

As previously reported by the Company in a press release dated January 2, 2009 and filed on Form 8-K/A on January 8, 2009, the SEC suspension on Yatinoo Securities expired on December 31, 2008.  However, the SEC investigation continues and trading has not yet resumed on the OTC Bulletin Board.  The SEC suspension concerned the accuracy of publicly available information about Yatinoo’s market capitalization and operations which the Company believes has now been fully disclosed, as well as questions “about trading activity in the market for Yatinoo securities.”  In addition to the above-described cancellation of shares, in an effort to eliminate remaining concerns of the SEC and FINRA, the Board of Directors of the Company resolved on March 24, 2009, to have all holders of registered Yatinoo shares enter into lock-up agreements.  The former shareholders of Stone Consulting Services (n/k/a Yatinoo Inc.) each signed lock-ups for an aggregate of 600,000 shares in connection with the change of control.  The remaining 14,400,000 registered shares (less 25,961 shares which were sold in the open market and any cancelled, as described above) have signed or will sign two-year lockups pursuant to which they will be permitted to sell 1% of their registered shares per month, or 10% per annum.

2.           Yatinoo Operations

In its Form 8-K filed on March 26, 2009, the Company announced a reorganization of its operations centralized in North Andover, Massachusetts with a small development term in Morocco headed by its Chief Technology Officer, Mr. Mohamed Agness.  The Company also announced today that it will be offering the following new services:

Yatinoo, is currently building out its service platform to include a comprehensive Internet Business Network (IBN) service offering.  Yatinoo anticipates its IBN will encompass three key areas: Community, Financial Data and News,  and Project Management and Collaboration. The Company anticipates the Beta launch to occur within the next 60 days in a limited release.

In the Community, users will be able to access a number of key tools to enhance their productivity and efficiency on the web. They will be part of a business network, address book, stay informed with their contacts and industry, share knowledge with their network, log in events and appointments, develop and participate in a personalized market place, have mobile continuity, as well as many other user friendly features.

The Financial Data and News Portal will allow the user to have the ability to view, search and arrange a host of articulated indices, whether it is graphs, news, portfolio, numerical models, etcetera in a personalized self defined page.

The Project Management and Collaboration component will be a tool to help users plan their projects and track their progress, lets them assign people, define the priority and monitor the project team and their comments and progress. In the collaborative section users will be able to communicate real time with their community within a friendly, easy to use environment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 30, 2009	Yatinoo, Inc.
	By:	/s/ Francis P. Magliochetti, Jr
Francis P. Magliochetti, Jr.
Interim CEO